Exhibit 99.1

Press Release

CONTACT:

Michael C. Massi

Investor Relations

Tel: (813) 313-1786

Investor.relations@cott.com

COTT REPORTS THIRD QUARTER 2011 RESULTS

•	Revenue increased 26% to $611 million. Excluding the impact of the Cliffstar acquisition and foreign exchange, revenue increased 9%.

•	Gross profit as a percentage of revenue was 11.1% compared to 13.8% in the prior year.

•

Operating income increased 49% to $29 million. Excluding Cliffstar purchase accounting adjustments and integration expenses, adjusted operating income was $35 million compared to $33 million in the prior year.

•	EBITDA increased 39% to $52 million. Excluding Cliffstar purchase accounting adjustments and integration expenses, adjusted EBITDA was $55 million compared to $50 million in the prior year.

•

Net income and earnings per diluted share were $16 million and $0.17, respectively, compared to $6 million and $0.07 in the prior year, respectively. Excluding Cliffstar purchase accounting adjustments and integration expenses, third quarter 2011 adjusted net income and adjusted earnings per diluted share were $21 million and $0.22, respectively.

(All information in U.S. dollars; all third quarter 2011 comparisons are relative to the third quarter of 2010. See accompanying reconciliation of non-

GAAP financial measures to the nearest comparable GAAP measures.)

TORONTO, ON and TAMPA, FL – November 2, 2011 — Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the third quarter ended October 1, 2011. Third quarter 2011 revenue was $611 million compared to $487 million. The Cliffstar business, which was acquired during the third quarter of 2010, contributed $73 million of the increase in revenue. Operating income increased 49% to $29 million, compared to $20 million. The third quarter of 2010 included $6.4 million of transaction costs. Excluding Cliffstar purchase accounting adjustments and integration expenses, adjusted operating income was $35 million. EBITDA was $52 million, compared to $37 million in the prior year. Excluding Cliffstar purchase accounting adjustments and integration expenses, adjusted EBITDA was $55 million. Net income and earnings per diluted share were $16 million and $0.17, respectively, compared to $6 million and $0.07, respectively. Excluding Cliffstar purchase accounting adjustments and integration expenses, adjusted net income and adjusted earnings per diluted share were $21 million and $0.22, respectively, compared to $15 million and $0.17, respectively.

Press Release

“During the third quarter, we experienced a solid increase in volume and revenue, both of which exceeded our expectations. However, margins were lower than we would have wished due to higher than anticipated commodity costs and our product mix during the quarter,” commented Jerry Fowden, Cott’s Chief Executive Officer. “As we look to 2012, we are focusing on improving our margins as we endeavor to adjust the balance across volume, revenue growth and per case margins,” continued Mr. Fowden.

THIRD QUARTER 2011 PERFORMANCE SUMMARY

•	Filled beverage case volume increased 13% (6% excluding Cliffstar) driven by higher volumes in North America, the United Kingdom / Europe (“U.K.”) and Mexico.

•

Revenue increased 26% (9% excluding Cliffstar and the impact of foreign exchange). Increased revenues were driven by a combination of higher volumes and higher pricing in North America and the U.K. The U.K. benefited from continued favorable product mix.

•

Gross profit as a percentage of revenue was 11.1% compared to 13.8%. The decline in gross profit as a percentage of revenue was attributable primarily to the continued adverse impact of higher commodity costs.

•

Selling, general and administrative (“SG&A”) expenses were $38 million compared to $47 million. The decrease in SG&A was driven by reduced integration and acquisition costs, lower information technology expenses and reduced accruals for bonus and long-term incentive compensation costs.

•

Operating income increased 49% to $29 million compared to $20 million. The third quarter of 2010 included $6.4 million of transaction costs. Excluding Cliffstar purchase accounting adjustments and integration expenses, adjusted operating income was $35 million compared to $33 million.

•	EBITDA was $52 million compared to $37 million. Excluding Cliffstar purchase accounting adjustments and integration expenses, adjusted EBITDA was $55 million compared to $50 million.

•	Cash provided by operating activities was $64 million and capital expenditures were $8 million.

Press Release

THIRD QUARTER 2011 OPERATING SEGMENT HIGHLIGHTS

•

North America filled beverage case volume increased 12% (4% excluding Cliffstar) to 188 million cases. Revenue increased 26% to $468 million. Excluding the impact of the Cliffstar acquisition and foreign exchange, revenue increased 5%. Operating income was $20 million compared to $13 million.

•

U.K. filled beverage case volume increased 16% to 53 million cases. Revenue increased 29% (25% excluding the impact of foreign exchange) to $125 million, driven by ongoing growth in the energy and sports isotonic categories. Operating income was $8 million compared to $7 million.

•	Mexico filled beverage case volume increased 5% to 9 million cases. Revenue increased 2% (decline of 2% excluding the impact of foreign exchange) to $13 million.

•	RCI concentrate volume declined 1% to 60 million cases due primarily to the timing of shipments. Revenue declined 2% to $6 million. Operating income was $2 million compared to $1 million.

Third Quarter Conference Call

Cott Corporation will host a conference call today, November 2, 2011, at 10:00 a.m. EDT, to discuss third quarter results, which can be accessed as follows:

North America: (877) 407-8031

International: (201) 689-8031

A live audio webcast will be available through Cott’s website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

About Cott Corporation

Cott is the world’s largest retailer brand beverage company. With approximately 4,000 employees, Cott operates soft drink, juice, water and other beverage bottling facilities in the United States, Canada, the U.K. and Mexico. Cott markets beverage concentrates in over 50 countries around the world.

Press Release

Non-GAAP Measures

Cott supplements its reporting of revenue determined in accordance with GAAP by excluding the impact of foreign exchange to separate the impact of currency exchange rate changes from Cott’s results of operations and, in some cases, by excluding the impact of the Cliffstar acquisition. Cott supplements its reporting of net income, operating income and earnings per diluted share in accordance with GAAP and its reporting of earnings before interest, taxes, depreciation and amortization by excluding Cliffstar purchase accounting adjustments and integration expenses to separate the impact of these items from the underlying business. Because Cott uses these adjusted financial results in the management of its business and to understand business performance independent of the Cliffstar acquisition, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott’s underlying business performance and the performance of its management. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to future financial operating results and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Press Release

Factors that could cause actual results to differ materially from those described in this press release include, among others: Cott’s ability to realize the expected benefits of the Cliffstar acquisition because of integration difficulties and other challenges; risks associated with the asset purchase agreement in connection with the Cliffstar acquisition; the effectiveness of Cliffstar’s system of internal control over financial reporting; Cott’s ability to compete successfully; changes in consumer tastes and preferences for existing products and Cott’s ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or reduction in business with key customers, particularly Wal-Mart; fluctuations in commodity prices and Cott’s ability to pass on increased costs to its customers, and the impact of those increased prices on Cott’s volumes; Cott’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between the U.S. dollar and the pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; Cott’s ability to maintain favorable arrangements and relationships with its suppliers; the ability of Cott to remediate identified material weaknesses; the significant amount of Cott’s outstanding debt and Cott’s ability to meet its obligations under its debt agreements; Cott’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates; credit rating changes; the impact of global financial events on Cott’s financial results; Cott’s ability to fully realize the expected cost savings and/or operating efficiencies from its restructuring activities; any disruption to production at Cott’s beverage concentrates or other manufacturing facilities; Cott’s ability to protect its intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to Cott’s reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which Cott operates; the impact of proposed taxes on soda and other sugary drinks; enforcement of compliance with the Ontario Environmental Protection Act; unseasonably cold or wet weather, which could reduce the demand for Cott’s beverages; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; Cott’s ability to recruit, retain, and integrate new management and a new management structure; Cott’s exposure to intangible asset risk; the volatility of Cott’s stock price; Cott’s ability to maintain compliance with the listing requirements of the New York Stock Exchange; Cott’s ability to renew its collective bargaining agreements on satisfactory terms; disruptions in Cott’s information systems; compliance with product health and safety standards; and liability for injury or illness caused by the consumption of contaminated products.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

Press Release

COTT CORPORATION	EXHIBIT 1

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)

Unaudited

	For the Three Months Ended		For the Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Revenue, net	$611.3	$486.9	$1,785.4	$1,274.5
Cost of sales	543.7	419.8	1,560.2	1,076.7

Gross profit	67.6	67.1	225.2	197.8

Selling, general and administrative expenses	38.1	47.3	128.3	114.2
Loss on disposal of property, plant & equipment	0.5	0.3	0.5	0.4
Restructuring	—	—	—	(0.5)

Operating income	29.0	19.5	96.4	83.7

Other expense, net	1.3	1.3	2.1	3.6
Interest expense, net	14.4	10.3	43.4	22.6

Income before income taxes	13.3	7.9	50.9	57.5

Income tax (benefit) expense	(4.0)	0.7	(1.7)	13.9

Net income	$17.3	$7.2	$52.6	$43.6

Less: Net income attributable to non-controlling interests	1.1	1.4	3.1	4.0

Net income attributed to Cott Corporation	$16.2	$5.8	$49.5	$39.6

Net income per common share attributed to Cott Corporation
Basic	$0.17	$0.07	$0.53	$0.48
Diluted	$0.17	$0.07	$0.52	$0.47

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	94.3	87.2	94.2	82.7
Diluted	95.1	89.0	95.0	83.5

Press Release

COTT CORPORATION	EXHIBIT 2

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars, except share amounts, U.S. GAAP)

Unaudited

	October 1, 2011	January 1, 2011
ASSETS
Current assets
Cash & cash equivalents	$28.2	$48.2
Accounts receivable, net of allowance of $11.1 ($8.3 as of January 1, 2011)	247.7	213.6
Income taxes recoverable	12.6	0.3
Inventories	216.0	215.5
Prepaid expenses and other assets	30.3	32.7

Total current assets	534.8	510.3

Property, plant & equipment	483.3	503.8
Goodwill	129.1	130.2
Intangibles and other assets	348.8	371.1
Deferred income taxes	1.9	2.5
Other tax receivable	2.8	11.3

Total assets	$1,500.7	$1,529.2

LIABILITIES AND EQUITY

Current liabilities
Short-term borrowings	$—	$7.9
Current maturities of long-term debt	4.3	6.0
Contingent consideration earn-out	8.5	32.2
Accounts payable and accrued liabilities	241.8	276.6

Total current liabilities	254.6	322.7

Long-term debt	602.5	605.5
Deferred income taxes	39.3	43.6
Other long-term liabilities	20.5	22.2

Total liabilities	916.9	994.0

Equity
Capital stock, no par - 95,101,230 (January 1, 2011 - 94,750,120) shares issued	395.9	395.6
Treasury stock	(2.1)	(3.2)
Additional paid-in-capital	41.9	40.8
Retained earnings	156.0	106.5
Accumulated other comprehensive loss	(21.6)	(17.5)

Total Cott Corporation equity	570.1	522.2
Non-controlling interests	13.7	13.0

Total equity	583.8	535.2

Total liabilities and equity	$1,500.7	$1,529.2

Press Release

COTT CORPORATION	EXHIBIT 3

Consolidated Statements of Cash Flows

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended		For the Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Operating Activities
Net income	$17.3	$7.2	$52.6	$43.6
Depreciation & amortization	24.0	19.1	71.4	49.9
Amortization of financing fees	1.1	0.6	2.9	1.6
Share-based compensation expense	(1.6)	1.1	2.2	2.8
(Decrease) increase in deferred income taxes	(4.2)	9.7	(2.3)	9.6
Write-off of financing fees	—	1.4	—	1.4
Loss on disposal of property, plant & equipment	0.5	0.3	0.5	0.4
Gain on buyback of Notes	—	—	—	0.1
Contract termination loss	—	—	—	(0.4)
Contract termination payments	(3.1)	(0.6)	(3.1)	(5.4)
Other non-cash items	(0.1)	0.1	1.7	4.3
Change in operating assets and liabilities:
Accounts receivable	29.5	17.4	(41.5)	(28.9)
Inventories	23.1	(3.8)	0.4	(20.5)
Prepaid expenses and other assets	2.1	(0.5)	0.9	1.9
Other assets	0.9	—	0.2	(1.1)
Accounts payable and accrued liabilities	(25.8)	8.3	(22.9)	16.1
Income taxes recoverable	0.2	2.7	(3.4)	27.1

Net cash provided by operating activities	63.9	63.0	59.6	102.5

Investing Activities
Acquisition	(25.7)	(507.7)	(25.7)	(507.7)
Additions to property, plant & equipment	(8.1)	(11.4)	(31.4)	(29.5)
Additions to intangibles and other assets	(1.4)	(0.2)	(3.9)	(3.6)
Proceeds from sale of property, plant & equipment	0.1	0.5	0.1	0.9
Other investing activities	(0.1)	—	(1.8)	—

Net cash used in investing activities	(35.2)	(518.8)	(62.7)	(539.9)

Financing Activities
Payments of long-term debt	(1.8)	(1.2)	(5.2)	(17.3)
Issuance of long-term debt	—	375.0	—	375.0
Borrowings under ABL	80.7	165.7	224.1	307.7
Payments under ABL	(100.7)	(126.2)	(231.9)	(277.8)
Distributions to non-controlling interests	(1.7)	(2.8)	(4.2)	(5.5)
Issuance of common shares, net of offering fees	—	71.1	—	71.1
Exercise of options	0.2	—	0.3	—
Financing fees	—	(14.0)	(0.1)	(14.2)

Net cash (used in) provided by financing activities	(23.3)	467.6	(17.0)	439.0

Effect of exchange rate changes on cash	(1.2)	0.8	0.1	0.4
Net increase (decrease) in cash & cash equivalents	4.2	12.6	(20.0)	2.0
Cash & cash equivalents, beginning of period	24.0	20.3	48.2	30.9

Cash & cash equivalents, end of period	$28.2	$32.9	$28.2	$32.9

Supplemental Disclosures of Cash Flow information:
Cash paid for interest	$16.2	$1.2	$44.1	$12.8
Cash paid (received) for income taxes, net	$0.2	$(10.0)	$4.4	$(21.8)

Press Release

COTT CORPORATION SEGMENT INFORMATION (in millions of U.S. dollars, U.S. GAAP) Unaudited	EXHIBIT 4

	For the Three Months Ended		For the Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Revenue
North America	$468.1	$371.8	$1,388.2	$935.8
United Kingdom	124.5	96.6	336.8	277.5
Mexico	12.7	12.4	40.3	38.3
RCI	6.0	6.1	20.1	22.9

	$611.3	$486.9	$1,785.4	$1,274.5

Operating income (loss)
North America	$19.8	$12.6	$70.6	$63.7
United Kingdom	8.3	7.3	22.7	19.0
Mexico	(0.9)	(1.2)	(3.0)	(5.2)
RCI	1.8	0.8	6.1	6.2

	$29.0	$19.5	$96.4	$83.7

Volume - 8 oz equivalent cases - Total Beverage (including concentrate)
North America	207.5	186.0	620.3	505.5
United Kingdom	55.6	49.7	157.3	147.7
Mexico	8.7	8.3	28.9	26.7
RCI	60.2	60.9	204.3	236.9

	332.0	304.9	1,010.8	916.8

Volume - 8 oz equivalent cases - Filled Beverage
North America	188.1	167.4	557.3	445.3
United Kingdom	53.0	45.8	145.8	135.3
Mexico	8.7	8.3	28.9	26.7
RCI	—	—	—	0.1

	249.8	221.5	732.0	607.4

Press Release

COTT CORPORATION	EXHIBIT 5

SUPPLEMENTARY INFORMATION - NON - GAAP - Analysis of Revenue by Geographic Region

Unaudited

	For the Three Months Ended
(in millions of U.S. dollars)	October 1, 2011
	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in revenue	$124.4	$96.3	$27.9	$0.3	$(0.1)
Impact of foreign exchange[2]	(7.0)	(2.7)	(3.8)	(0.5)	—

Change excluding foreign exchange	$117.4	$93.6	$24.1	$(0.2)	$(0.1)

Percentage change in revenue	26%	26%	29%	2%	-2%

Percentage change in revenue excluding foreign exchange	24%	25%	25%	-2%	-2%

Impact of Cliffstar Acquisition	(73.2)	(73.2)	—	—	—

Change excluding foreign exchange and Cliffstar Acquisition	$44.2	$20.4	$24.1	$(0.2)	$(0.1)

Percentage change in revenue excluding foreign exchange and Cliffstar Acquisition	9%	5%	25%	-2%	-2%

	For the Nine Months Ended
(in millions of U.S. dollars)	October 1, 2011
	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in revenue	$510.9	$452.4	$59.3	$2.0	$(2.8)
Impact of foreign exchange[2]	(26.0)	(7.9)	(15.9)	(2.2)	—

Change excluding foreign exchange	$484.9	$444.5	$43.4	$(0.2)	$(2.8)

Percentage change in revenue	40%	48%	21%	5%	-12%

Percentage change in revenue excluding foreign exchange	38%	47%	16%	-1%	-12%

Impact of Cliffstar Acquisition	(401.7)	(401.7)	—	—	—

Change excluding foreign exchange and Cliffstar Acquisition	$83.2	$42.8	$43.4	$(0.2)	$(2.8)

Percentage change in revenue excluding foreign exchange and Cliffstar Acquisition	7%	5%	16%	0%	-12%

[1]	Cott includes the following operating segments: North America, United Kingdom, Mexico and RCI
[2]

Impact of foreign exchange is the difference between the current year’s revenue translated utilizing the current year’s average foreign exchange rates less the current year’s revenue translated utilizing the prior year’s average foreign exchange rates.

Press Release

COTT CORPORATION	EXHIBIT 6

SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (EBITDA)

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended		For the Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Net income	$16.2	$5.8	$49.5	$39.6
Interest expense, net	14.4	10.3	43.4	22.6
Income tax (benefit) expense	(4.0)	0.7	(1.7)	13.9
Depreciation & amortization	24.0	19.1	71.4	49.9
Net income attributable to non-controlling interests	1.1	1.4	3.1	4.0

EBITDA	$51.7	$37.3	$165.7	$130.0

Restructuring	—	—	—	(0.5)

Acquisition adjustments
Earnout adjustment	0.9	—	0.9	—
Inventory step-up (step-down)	0.3	4.2	(3.8)	4.2
Transaction costs	—	6.4	—	7.5
Write-off of financing fees	—	1.4	—	1.4
Integration costs	1.9	0.6	3.0	0.6

Adjusted EBITDA	$54.8	$49.9	$165.8	$143.2

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COTT CORPORATION	EXHIBIT 7

SUPPLEMENTARY INFORMATION - NON-GAAP - ADJUSTED OPERATING INCOME

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended		For the Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Operating income	$29.0	$19.5	$96.4	$83.7
Restructuring	—	—	—	(0.5)

Acquisition adjustments
Inventory step-up (step-down)	0.3	4.2	(3.8)	4.2
Transaction costs	—	6.4	—	7.5
Incremental amortization	4.2	2.2	12.6	2.2
Integration costs	1.9	0.6	3.0	0.6

Adjusted operating income	$35.4	$32.9	$108.2	$97.7

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COTT CORPORATION	EXHIBIT 8

SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS PER DILUTED SHARE (EPS)

(in millions of U.S. dollars, except share and per share amounts)

Unaudited

	For the Three Months Ended		For the Nine Months Ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010
Net income	$17.3	$7.2	$52.6	$43.6

Less: Net income attributable to non-controlling interests	1.1	1.4	3.1	4.0

Net income attributed to Cott Corporation	$16.2	$5.8	$49.5	$39.6

Restructuring, net of tax	—	—	—	(0.3)

Acquisition adjustments, net of tax
Earnout adjustment	0.6	—	0.6	—
Inventory step-up (step-down)	0.2	2.7	(2.4)	2.7
Incremental amortization	2.7	1.4	8.1	1.4
Transaction costs	—	4.1	—	4.8
Write-off of financing fees	—	0.9	—	0.9
Integration costs	1.2	0.4	1.9	0.4

Adjusted net income attributed to Cott Corporation	$20.9	$15.3	$57.7	$49.5

Adjusted net income per common share attributed to Cott Corporation
Basic	$0.22	$0.18	$0.61	$0.60
Diluted	$0.22	$0.17	$0.61	$0.59

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	94.3	87.2	94.2	82.7
Diluted	95.1	89.0	95.0	83.5

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COTT CORPORATION	EXHIBIT 9
SUPPLEMENTARY INFORMATION - NON-GAAP - Analysis of Volume by Geographic Region
Unaudited

	For the Three Months Ended
	October 1, 2011
(in millions of 8 oz. equivalent cases)	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in filled beverage volume	28.3	20.7	7.2	0.4	—
Impact of Cliffstar Acquisition	(14.7)	(14.7)	—	—	—

Change excluding Cliffstar Acquisition	13.6	6.0	7.2	0.4	—

Percentage change in filled beverage volume	13%	12%	16%	5%	0%

Percentage change in filled beverage volume excluding Cliffstar Acquisition	6%	4%	16%	5%	0%

	For the Nine Months Ended
	October 1, 2011
(in millions of 8 oz. equivalent cases)	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in filled beverage volume	124.6	112.0	10.5	2.2	(0.1)
Impact of Cliffstar Acquisition	(91.5)	(91.5)	—	—	—

Change excluding Cliffstar Acquisition	33.1	20.5	10.5	2.2	(0.1)

Percentage change in filled beverage volume	21%	25%	8%	8%	-100%

Percentage change in filled beverage volume excluding Cliffstar Acquisition	5%	5%	8%	8%	-100%

[1]	Cott includes the following operating segments: North America, United Kingdom, Mexico and RCI.